UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2007

RADYNE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-11685	11-2569467
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3138 E. Elwood Street, Phoenix AZ	85034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     602-437-9620

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 9.01 Financial Statements and Exhibits.

SIGNATURES

EXHIBIT INDEX

EX-99.1

Item 1.01 Entry into a Material Definitive Agreement.

On September 27, 2007, the Board of Directors (the “Board”) of Radyne Corporation (the “Company”) held a regularly scheduled meeting and, based upon the recommendation of the Company’s Compensation Committee, approved a salary increase to Steve Eymann, the Company’s Executive Vice President and Chief Technical Officer, and to Malcolm Persen, the Company’s Chief Financial Officer and Vice President of Finance and Secretary. Mr. Eymann’s annual salary was increased to $260,000 and Mr. Persen’s annual salary was increased to $240,000.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Also on September 27, 2007, the Company’s Board appointed Louis Dubin as the President of the Company’s Radyne Division. Mr. Dubin joined Radyne in 1995 as sales manager for North America, after holding engineering design and software systems engineering positions at ETS Inc. He has over 16 years of experience in the telecommunications and transmission industry, and earned a Bachelors degree in Electrical Engineering from the Florida Institute of Technology. Mr. Dubin has also completed the Stanford Executive program in Technology Management.

A copy of the Company’s press release dated October 3, 2007, announcing the appointment of Mr. Dubin is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated October 3, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADYNE CORPORATION

/s/ Malcolm C. Persen
Malcolm C. Persen Vice President and Chief Financial Officer

Date October 3, 2007

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

*99.1	Press Release dated October 3, 2007.

*	Filed herewith.